Exhibit 99.1

Under Armour, Inc.
1020 Hull Street
Baltimore, MD 21230
CONTACTS
Investors:
Tom Shaw, CFA
Under Armour, Inc.
Tel: 410.843.7676
Media:
Diane Pelkey
Under Armour, Inc.
Tel: 410.246.5927
FOR IMMEDIATE RELEASE

UNDER ARMOUR REITERATES OUTLOOK FOR 2016
FOLLOWING ANNOUNCEMENT OF SPORTS AUTHORITY BANKRUPTCY

Baltimore, MD (March 4, 2016) - Under Armour, Inc. (NYSE: UA) today announced that it is reiterating its previously issued outlook for 2016 following the recent announcement by The Sports Authority of its commencement of a pre-arranged chapter 11 bankruptcy restructuring.

Based on current visibility, the Company continues to expect 2016 net revenues of approximately $4.95 billion, representing growth of 25% over 2015, and 2016 operating income of approximately $503 million, representing growth of 23% over 2015, in line with the financial targets outlined in the Company’s recent earnings release issued on January 28, 2016.

The Sports Authority is a longstanding customer of the Company, and the Company intends to support them as they proceed through their restructuring.  The Company plans to offset the impact of the bankruptcy on the Company’s full year 2016 results through continued sales to The Sports Authority and sales through other channels and customers.  In addition, although the Company does not currently believe that the exposure to its receivables from The Sports Authority is materially impacted by these developments, the Company will continue to monitor the proceedings and its related impact during the first quarter of 2016.

About Under Armour, Inc.
Under Armour (NYSE: UA), the originator of performance footwear, apparel and equipment, revolutionized how athletes across the world dress. Designed to make all athletes better, the brand's innovative products are sold worldwide to athletes at all levels. The Under Armour Connected Fitness™ platform powers the world’s largest digital health and fitness community through a suite of applications: UA Record, MapMyFitness, Endomondo and MyFitnessPal. The Under Armour global headquarters is in Baltimore, Maryland. For further information, please visit the Company's website at www.uabiz.com.

Forward Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, and potential developments regarding the bankruptcy of one of our customers. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,”  “potential” or the negative of these terms or other comparable terminology.  The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect consumer spending; the financial health of our retail customers; our ability to effectively manage our growth and a more complex global business; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; our ability to comply with trade and other regulations; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption in such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.